Exhibit 99.1

OMNIQ Reports all Times Record $26.3 Million Revenue and $6.1 Million Gross Profit for First Quarter 2022

SALT LAKE CITY — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced its financial results for the three months ended March 31, 2021.

OMNIQ’s 2022 continuous momentum:

●	33% Growth in Q1 Revenue compared to Q1 2021

●	132% increase in Gross Profit compared to Q1 2021.

●	6% sequential Revenue increase over previous record on Q4 2021.

●	Gross margin 23.3% compared to 13.3% in Q1 2021.

●	Trailing 6 months revenue exceeds $51Million, annual run rate of over $100M

●	Along with improvement of Gross Profit, the Company is taking measures to further improve profitability in the near future.

●	On April 5, 2022 the Company completed the acquisition of 100% of Dangot Computers Ltd., a leader in providing sophisticated solutions of automation for Hospitals, Restaurants, Supermarkets, Government Institutions and others.

●	Synergy with Dangot generated immediate joint projects with OMNIQ’s AI solutions for the US market.

●	OMNIQ’s Q Shield’s AI based law enforcement solution offered to municipalities is experiencing positive momentum as seven (7) cities in the US have already contracted and more are in the pipeline. Revenue model is based on recurring revenue sharing.

●	The Company signed an agreement with a reputable reseller aiming to accelerate sales of the Q Shield to many more cities.

●	Artificial Intelligence (AI) solutions operate in critical spots in the Middle East and South America contributing significant impact on public safety and terror prevention.

●	Uber awarded OMNIQ’s LPR with the coveted “Innovator Award” for contributing to traffic flow in the Philadelphia International Airport.

Shai Lustgarten, CEO of omniQ commented: “We are experiencing a great start of 2022. Our focus remains on Q Shield’s deployments in the Public Safety sector, growing sales of omniQ’s AI Parking Solutions, increasing sales of omniQ’s Supply Chain automation products, in parallel to making our financial infrastructure stronger. We are facing increased demand for our products in multiple verticals and markets.

Our mission is to improve efficiencies, help to secure public safety and enable better quality of life for people using our systems. Our customer base includes some of the most demanding customers in the world, including Governments, Hospitals, Major Supermarket chains, Security agencies and Municipalities among others.

Following the success of the first installations of our Q Shield turnkey AI based systems we continued our focus on indirect sales channels, partnering with VAR’s (Value Added Resellers). We recently signed agreement with a reputable VAR whom we believe will accelerate the sales of Q Shield that we consider as an important growth engine with an endless market potential.

In addition to the strong revenue and gross profit in our Q1 results we note improvement in all financial parameters. These efforts will continue to be in our focus for further improvements in the near future.

Achieving trailing six months sales of over $51M, resulting into annual revenue run rate of $102M we feel stronger and confident while fulfilling our plan to elevate OMNIQ to new spheres.” Concluded Mr. Lustgarten.

First Quarter 2021 Financial Results

OMNIQ reported revenue of $26.3 million for the quarter ended March 31, 2022, an increase of 33% from $19.8 million in the first quarter of 2021. The revenue increase reflects the consolidation of our financial statements with Dangot Computers, Ltd. which we acquired in July 2021. We also see a higher demand from certain customers during the quarter as well as continued traction in our markets. Total operating expenses for the quarter were $7.5 million, compared with $5.5 million in the first quarter of 2021.

Net loss for the quarter was $2.6 million, or a loss of $.34 per basic share, compared with a loss of $3.3 million, or a loss of $.70 per basic share, for the first quarter of last year.

Adjusted EBITDA (adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) for the first quarter of 2022 amounted to a loss of $189 thousand compared with an adjusted EBITDA loss of $1.2 million in the first quarter of 2021.

Cash balance at March 31, 2022 was 6.9 million compared to $7.1M on December 31, 2021.

OMNIQ CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
(In thousands, except share and per share data)	March 31, 2022	December 31, 2021

ASSETS
Current assets
Cash and cash equivalents	$6,922	$7,085
Accounts receivable, net	29,789	$27,123
Inventory	7,517	$6,955
Prepaid expenses	1,443	$1,987
Other current assets	10	$9
Total current assets	45,681	$43,159

Property and equipment, net of accumulated depreciation of $1,483 and $2,203 respectively	1,009	$1,127
Goodwill	16,453	$16,453
Trade name, net of accumulated amortization of $4,011 and $3,863, respectively	2,272	$2,421
Customer relationships, net of accumulated amortization of $9,936 and $9,660, respectively	5,793	$6,069
Other intangibles, net of accumulated amortization of $1,485 and $1,457, respectively	818	$865

Right of use lease asset	3,278	$3,556
Other assets	1,630	$1,431
Total assets	$76,934	$75,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$48,348	$45,553
Line of credit	7,353	5,951
Accrued payroll and sales tax	3,365	2,658
Notes payable, related parties – current portion	390	390
Notes payable – current portion	7,547	7,521
Lease liability – current portion	1,304	1,341
Other current liabilities	2,681	2,683
Total current liabilities	70,988	66,097

Long term liabilities
Notes payable, related party, less current portion	195	293
Accrued interest and accrued liabilities, related party	68	63
Notes payable, less current portion	3,128	2,646
Lease liability	2,024	2,266
Other long term liabilities	73	1,418
Total liabilities	76,476	72,783

Stockholders’ equity (deficit)
Series A Preferred stock; $0.001 par value; 2,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 3,000,000 shares designated, 544,500 shares issued and outstanding, respectively	1	1
Common stock; $0.001 par value; 15,000,000 shares authorized; 7,560,001 and 7,459,534 shares issued and outstanding, respectively.	20	20
Additional paid-in capital	71,413	70,606
Accumulated deficit	(73,255)	(70,571)

Cumulative Translation Adjustment	(164)	(154)
Total OmniQ stockholders’ deficit	(1,985)	(98)
Non-controlling interest	2,443	2,396
TOTAL STOCKHOLDERS’ EQUITY	458	2298

Total liabilities and stockholders’ equity	$76,934	$75,081

The accompanying unaudited notes should be read on conjunction with these unaudited condensed consolidated financial statements.

OMNIQ CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the three months
	ending March 31,
(In thousands, except share and per share data)	2022	2021
Revenues
Total Revenues	$26,322	$19,751

Cost of goods sold
Cost of goods sold	20,194	17,115

Gross profit	6,128	2,636

Operating expenses
Research & Development	523	494
Selling, general and administrative	6,476	4,438
Depreciation	93	43
Amortization	445	525
Total operating expenses	7,537	5,500

Loss from operations	(1,409)	(2,864)

Other income (expenses):
Interest expense	(812)	(589)
Other (expenses) income	(264)	110
Total other expenses	(1,076)	(479)

Net Loss Before Income Taxes	(2,485)	(3,343)

Provision for Income Taxes
Current	(84)	-
Total Provision for Income Taxes	(84)	-

Net Loss	$(2,569)	$(3,343)
Net income attributable to noncontrolling interest	67	-
Net Loss attributable to OmniQ Corp	$(2,636)	$(3,343)

Net Loss	$(2,569)	$(3,343)

Foreign currency translation adjustment	(10)	105

Comprehensive loss	(2,579)	(3,238)

Reconciliation of net loss to net loss attributable to common shareholders
Net loss	(2,569)	(3,343)

Less: Preferred stock – Series C dividend	(48)	(31)

Net loss less series C dividend	$(2,617)	$(3,374)

Net income after series C dividend attributable to noncontrolling interest	67	-
Net loss after series C dividend attributable to common stockholders’ of OmniQ Corp	$(2,684)	$(3,374)
Net (loss) per share - basic attributable to common stockholders’ of OmniQ Corp	$(0.34)	$(0.70)

Weighted average number of common shares outstanding - basic	7,511,376	4,700,737

OMNIQ Corp.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three months ended
(In thousands)	March 31,
Adjusted EBITDA Calculation	2022	2021

Net loss	(2,569.00)	(3,343)
Depreciation & amortization	538.00	566
Interest expense	811.00	589
Income taxes	84.00	-
Stock compensation	457.00	1,107
Nonrecurring loss events	265.00	(110)
Adjusted EBITDA	(414.00)	(1,191)

Total revenues, net	26,322.00	19,751

Adjusted EBITDA as a % of total revenues, net	(2)%	(6)%

Earnings Call Details

OMNIQ will host a conference call and webcast on Tuesday, May 17th, 2022 at 11:00 a.m. Eastern Time to discuss financial results for the first quarter ended March 31, 2022.

To access the live webcast, please click on this webcast link to register, or go to the Company’s website at www.omniQ.com, and click on the About tab, then Investors.

To participate in the call by phone, dial (877) 407-9210 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8049.

A replay of the teleconference will be available until June 17th, 2022 and may be accessed by dialing (877) 481-4010. International callers may dial (877) -545-0523. Callers should use conference ID: 427335

About omniQ Corp.

omniQ Corp. (Nasdaq: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact:

Corporate Contact

Koko Kimball

(385) 758-9241

IR@omniq.com